EXHIBIT 23



    INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in Idaho Power Company's Registration Statement Nos. 33-
    51215 and 333-33124 on Form S-3 and IDACORP, Inc's
    Registration Statement Nos. 333-00139 and 333-64737
    on Form S-3 and Registration Statement Nos. 333-89445 and 333-65157 on Form S-8 of our reports dated
    February 1, 2001 on IDACORP, Inc. and Idaho Power
    Company, appearing in this Annual Report on Form 10-
    K of IDACORP, Inc. and Idaho Power Company for the year ended December 31, 2000.





    DELOITTE & TOUCHE LLP

    Boise, Idaho
    March 16, 2001